EXHIBIT 10.28

BIOSIG TECHNOLOGIES, INC.

12424 Wilshire Blvd, Suite 745

Los Angeles, CA 90025

March 24, 2014

Investors listed on signature page hereto

Re: Amendment Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of February 6, 2013 (the “Securities Purchase Agreement”), by and among BioSig Technologies, Inc., a Delaware corporation (the “Company”), and certain purchasers identified on the signature pages thereto, including the investors listed on the signature page hereto (the “Investors”), as amended to date, and that certain Amended and Restated Certificate of Incorporation of the Company, dated February 6, 2013 (the “Charter”), as amended to date.  All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Securities Purchase Agreement, unless otherwise defined herein.

The Company is contemplating entering into a transaction pursuant to the terms set forth on the private placement memorandum attached hereto as Exhibit A (the “New Financing Transaction”).  Amendments may be made to each of the Securities Purchase Agreement and the Charter by written instrument signed by the Company and the Purchasers holding at least 67% in interest of the Securities outstanding, which Purchasers must include Alpha Capital Anstalt. By signature and countersignature below, the Company and the Investors agree to the following:

1)
The definition of “Exempt Issuance” in the Securities Purchase Agreement shall be amended to add the following at the end of the definition: “or (e) securities pursuant to such transaction entered into by the Company pursuant to the terms set forth on the private placement memorandum attached as Exhibit A to the letter agreement between the Company and certain Purchasers, dated March 4, 2014”.  If the Company issues any securities pursuant to the New Financing Transaction that include any ratchet anti-dilution protection rights, the Company shall grant such similar rights to the Investors.

2)	The Charter shall be amended as set forth on Exhibit B hereto.

Except as modified pursuant hereto, no other changes or modifications to either the Securities Purchase Agreement or the Charter are intended or implied and in all other respects the Securities Purchase Agreement and the Charter are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Letter Agreement and the Securities Purchase Agreement, the terms of this Letter Agreement shall control. The Securities Purchase Agreement and this Letter Agreement shall be read and construed as one agreement.

Please return an executed, counter-signed copy of this Letter Agreement to Laidlaw & Company (UK) Ltd., either (i) by facsimile transmission by fax at (212) 297-0670, or (ii) by e-mail to your Laidlaw representative by 11:59 p.m. New York time, on March [  ], 2014.

[Signature Page Follows]

[Signature Page to Side Letter]

Very truly yours,

BioSig Technologies, Inc.

By:           /s/ Kenneth L. Londoner
Name:  Kenneth L. Londoner
Title:  Executive Chairman

Acknowledged and Agreed:

Name of Investor:	Names of Investors (if held jointly, as tenants in common, or as community property):

By:______________________________               By: __________________________
     Name:                                                                                  Name:
     Title:                                                                                    Title:

         By: __________________________
Name:
Title:

EXHIBIT A

[Private Placement Memorandum]

EXHIBIT B

CERTIFICATE OF FOURTH AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BIOSIG TECHNOLOGIES, INC.

BioSig Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That the name of the Corporation is BioSig Technologies, Inc.

SECOND: That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2011.

THIRD:  That the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on February 6, 2013.

FOURTH:  That the Board of Directors of the Corporation has duly adopted resolutions proposing to amend the Charter, and that said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.  This Certificate of Amendment amends the provisions of the Charter as set forth herein.

FIFTH:  That the text of the Charter is hereby amended as follows:

1.	In Exhibit C of the Charter, Section 10(b) shall be deleted in its entirety and replaced with the following:

“Upon the occurrence of a Triggering Event (except such Triggering Events set forth in Sections 10(a)(v) and 10(a)(viii)), each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation with respect to each share of Preferred Stock to, (A) redeem each share of Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) either (a) redeem each share of Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder, or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 18% per annum thereafter.  Upon the occurrence of a Triggering Event set forth in Sections 10(a)(v) or 10(a)(viii), the Corporation shall automatically reduce the Conversion Price to $1.50, subject to the other and further adjustments described herein.  The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this __ day of March, 2014.

BIOSIG TECHNOLOGIES, INC.

By:
Kenneth L. Londoner
Executive Chairman